UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2014 (September 12, 2014)

RAAM Global Energy Company

(Exact name of registrant as specified in its charter)

Delaware	333-172897	20-0412973
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1537 Bull Lea Rd., Suite 200

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (859) 253-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2014, Century Exploration New Orleans, LLC, a Delaware limited liability company (“Century New Orleans”), Century Exploration Houston, LLC, a Delaware limited liability company, (“Century Houston”), and Century Exploration Resources, LLC, a Delaware limited liability company, (“Century Resources” and, together with Century New Orleans and Century Houston, the “Subsidiaries”), each a wholly-owned subsidiary of RAAM Global Energy Company, a Delaware corporation (the “Company”), entered into a Fifth Amended and Restated Credit Agreement with Wilmington Trust, National Association, as administrative agent (the “Agent”), and the lenders party thereto (the “Fifth Amended and Restated Credit Agreement”). The Subsidiaries are the borrowers under the Fifth Amended and Restated Credit Agreement and the Company guarantees their obligation thereunder.

The Fifth Amended and Restated Credit Agreement provides the Borrowers with an $85,000,000 term loan facility which is secured by a first lien on substantially all of the Borrowers’ and the Company’s real and personal property. The proceeds of the term loans incurred under the Fifth Amended and Restated Credit Agreement were or will be used by the Subsidiaries to (a) repay all expenses, fees or indemnitees outstanding under the Fourth Amended and Restated Credit Agreement dated as of November 29, 2011, among the Subsidiaries, MUFG Union Bank, N.A. f/k/a Union Bank, N.A., as administrative agent, and the financial institutions from time to time party thereto as lenders (as amended), (b) finance capital expenditures associated with the Subsidiaries’ oil and gas properties, (c) provide working capital for the Company’s and the Subsidiaries’ operations and (d) pay transaction fees and expenses incurred in connection with the transactions contemplated by the Fifth Amended and Restated Credit Agreement. The Fifth Amended and Restated Credit Agreement contains customary restrictions on, among other things the Borrowers’ and the Company’s ability to incur debt, grant liens on their property, make dispositions or investments, enter into mergers or issue new securities, make distributions, enter into affiliate transactions, enter into hedging contracts, amend their organizational documents and create new subsidiaries. In addition, the Fifth Amended and Restated Credit Agreement requires the Borrowers and the Company to maintain the following financial covenants as defined in the agreement: (i) a minimum Current Ratio of 1.0:1.0 as of the end of each fiscal quarter, (ii) a maximum First Lien Leverage Ratio of 2.0:1.0 as of the end of each fiscal quarter for the four immediately preceding fiscal quarters and (iii) a minimum PDP Asset Coverage Ratio of 1.0:1.0 as of January 1, 2015 and 1.1:1.0 as of April 1, 2015, July 1, 2015, January 1, 2016 and July 1, 2016.

The foregoing description of the Fifth Amended and Restated Credit Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Fifth Amended and Restated Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Fifth Amended and Restated Credit Agreement, dated as of September 12, 2014, by and among RAAM Global Energy Company, Century Exploration New Orleans, LLC, Century Exploration Houston, LLC, Century Exploration Resources, LLC and Wilmington Trust, National Association, as administrative agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2014

RAAM Global Energy Company

By:	/s/ Jeffrey Craycraft
Name:	Jeffrey Craycraft
Title:	Chief Financial Officer

Exhibit No.	Description of Exhibit

10.1	Fifth Amended and Restated Credit Agreement, dated as of September 12, 2014, by and among RAAM Global Energy Company, Century Exploration New Orleans, LLC, Century Exploration Houston, LLC, Century Exploration Resources, LLC and Wilmington Trust, National Association, as administrative agent, and the lenders party thereto.